SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

[X]             Preliminary Information Statement

[   ]             Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ]             Definitive Information Statement

PACIFIC OFFICE PROPERTIES TRUST, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check the appropriate box):

[X]             No Fee Required.

[   ]             Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[   ]             Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

1)	Amount previously paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

PACIFIC OFFICE PROPERTIES TRUST, INC. 233 Wilshire Boulevard Suite 310 Santa Monica, California 90401
NOTICE OF ACTION TO BE TAKEN PURSUANT TO
WRITTEN CONSENT OF STOCKHOLDER HOLDING A MAJORITY OF VOTING POWER
IN LIEU OF A SPECIAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”), has received a written consent in lieu of a stockholders meeting from a stockholder representing at least a majority of our outstanding voting power on the close of business as of               , 2010 (the “Record Date”) approving certain amendments to our charter (the “Articles of Amendment”).  The amendments to the Company’s charter included in the Articles of Amendment consist of the following:

• Declassifying the Board of Directors so that all directors are elected annually;

• Removing the provision permitting the Board of Directors to designate “special resolutions;"

• Modifying certain provisions relating to the restrictions on ownership and transfer included in our charter designed to help us preserve our status as a real estate investment trust ("REIT"); and

• Removing the provision by which the Company elected to be governed by the Maryland Business Combination Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

As of the close of business on the Record Date, there were 3,903,050 shares of our common stock listed on the NYSE Amex (the “Listed Common Stock”), 100 shares of Class B Common Stock, 584,719 shares of Senior Common Stock and one share of Proportionate Voting Preferred Stock outstanding.  Each share of our common stock (consisting of our Listed Common Stock, Class B Common Stock and Senior Common Stock) is entitled to one vote in connection with the matters described above.  Our one outstanding share of Proportionate Voting Preferred Stock entitles its holder to cast votes equal to the total number of shares of common stock issuable upon exchange of the common limited partnership units (“Common Units”) and convertible preferred limited partnership units (“Preferred Units”) issued by Pacific Office Properties, L.P. and held by POP Venture, LLC (“Venture”).  On the Record Date, Pacific Office Management, Inc., the holder of our outstanding share of Proportionate Voting Preferred Stock, which represented 46,173,693 votes (or 91.1% of the voting power of the Company) as of the Record Date, signed a written consent approving the above actions.  As a result, the foregoing actions were approved by the stockholders of the Company and neither a meeting of the stockholders nor additional written consents are necessary.  Thus, your consent is not required and is not being solicited in connection with the approval of the Articles of Amendment.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement was first mailed on or about October      , 2010 to the stockholders of record on the Record Date.  In accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Articles of Amendment will not be effective until at least 20 calendar days after the date this Information Statement is mailed.

By Order of the Board of Directors

JAMES R. WOLFORD
Corporate Secretary
Santa Monica, California
October      , 2010

Important Notice Regarding the Availability of Information Statement

This Information Statement is also available at http://www.pacificofficeproperties.com

APPRAISAL RIGHTS

The stockholders have no dissenters’ rights of appraisal.  Holders of our common stock are entitled to notice of the actions taken by consent of the stockholders, which notice is provided by this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership and voting power of all of our Listed Common Stock as of September 23, 2010, by: (i) each person whom we know to own beneficially more than 5% of our Listed Common Stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. As of September 23, 2010, none of our directors or executive officers own any shares of Senior Common Stock or Class B Common Stock.  To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Listed Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

	SHARES BENEFICIALLY OWNED (2)
NAME AND ADDRESS(1)	# OF SHARES OF LISTED COMMON STOCK		PERCENT OF CLASS	PERCENT OF TOTAL VOTING POWER(3)	NUMBER OF LIMITED PARTNERSHIP UNITS REPRESENTING ECONOMIC INTERESTS(4)
Jay H. Shidler	46,921,043	(5)	19.1%	92.6%	17,355,043
Thomas R. Hislop	24,286		*	*	–
Clay W. Hamlin	16,586		*	*	166,893
Michael W. Brennan	16,586		*	*	133,514
Robert L. Denton	16,586		*	*	1,271,235
Paul M. Higbee	16,586		*	*	–
James R. Ingebritsen	178,247	(6)	4.6%	*	4,506,945
James R. Wolford	–		–	–	–
Matthew J. Root	198,247	(7)	5.1%	*	4,506,945
Lawrence J. Taff	188,247		4.8%	*	4,481,408
Michael Burer	–		–	–	161,510

All directors and executive officers as a group (11 persons)(8)	47,576,414		35.9%	93.9%	32,583,493

James C. Reynolds	477,004	(9)	12.2%	*	10,839,413
____________

*	Less than 1%.

(1)	Unless otherwise indicated, the address for each listed person is c/o Pacific Office Properties Trust, Inc., 233 Wilshire Boulevard, Suite 310, Santa Monica, California 90401.

(2)
Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act and generally includes securities that a person has the right to acquire within 60 days of the date hereof.

(3)
Based on a total of 3,903,050 shares of Listed Common Stock, 100 shares of Class B Common Stock and 584,719 shares of Senior Common Stock outstanding as of September 23, 2010.  In calculating the percentage of total voting power, the voting power of shares of common stock (one vote per share) and Proportionate Voting Preferred Stock (one vote for each share of Listed Common Stock for which the Common Units and Preferred Units held by Venture could be redeemed) has been aggregated.

(4)
The number of units reported reflects each listed person’s indirect economic interests in units of our Operating Partnership held by Venture. Such interests are held by such listed person through indirect membership interests in Venture and for which such listed person, except for Mr. Shidler, exercises no voting power or investment power.

(5)
This includes 747,350 shares of Listed Common Stock held indirectly by Mr. Shidler and 46,173,693 shares of Listed Common Stock represented by the Common Units and Preferred Units held by Venture, which is controlled by Mr. Shidler, and into which the Common Units and Preferred Units would be convertible absent any restrictions currently placed on such conversion. The percentage reported under “Percent of Class” does not reflect the 46,173,693 shares of Listed Common Stock represented by the Common Units and Preferred Units, as referenced above.  Pursuant to a Schedule 13D/A filed with the SEC on October 5, 2009, Mr. Shidler, Shidler Equities L.P., a Hawaii limited partnership (“Shidler LP”), and Shidler Equities Corp., a Hawaii corporation (“Shidler Corp.” and collectively, with Mr. Shidler and Shidler LP, “Shidler”), have sole voting and sole dispositive power over 747,350 shares of Listed Common Stock. The address for Shidler is 841 Bishop Street Suite 1700, Honolulu, HI 96813.

(6)
This includes 88,247 shares of Listed Common Stock held directly by JRI Equities, LLC, of which Mr. Ingebritsen is the managing member, and 90,000 shares of Listed Common Stock held by a trust of which Mr. Ingebritsen is the trustee. Mr. Ingebritsen disclaims beneficial ownership of the 90,000 shares held by the trust. Mr. Ingebritsen’s minor children are the beneficiaries of the Ingebritsen Children Trust, an irrevocable trust that owns an additional 100,000 shares of Listed Common Stock; Mr. Ingebritsen does not have investment or voting control over these shares.

(7)
This includes 98,247 shares of Listed Common Stock held directly by MJR Equities, LLC, of which Mr. Root is the managing member, and 100,000 shares of Listed Common Stock held by a trust of which Mr. Root is the trustee. Mr. Root disclaims beneficial ownership of the 100,000 shares held by this trust. Mr. Root’s minor children are the beneficiaries of the Root Family Investment Trust, an irrevocable trust that owns an additional 90,000 shares of Listed Common Stock; Mr. Root does not have investment or voting control over these shares.

(8)
Includes 46,173,693 shares of Listed Common Stock represented by the Common Units and Preferred Units held by Venture, which is controlled by Mr. Shidler, and into which the Common Units and Preferred Units would be convertible absent any restrictions currently placed on such conversion.  The percentage reported under “Percent of Class” does not reflect these 46,173,693 shares of Listed Common Stock, as referenced above.

(9)
Information based on a Schedule 13G/A filed with the SEC on October 2, 2009, by James C. Reynolds, Reynolds Partners, L.P., a Hawaii limited partnership (“Reynolds Partners”) of which the general partner is JC Reynolds, LLC, a Hawaii limited liability company of which Mr. Reynolds is the managing member, and The James C. Reynolds Revocable Living Trust, under a Trust Agreement dated May 25, 1982 for The James C. Reynolds Revocable Living Trust (the “Reynolds Trust”), of which Mr. Reynolds is the trustee.  The Schedule 13G/A states that Mr. Reynolds has sole voting and sole dispositive power over 200,504 shares of Listed Common Stock held by Reynolds Partners and 276,500 shares of Listed Common Stock held by the Reynolds Trust. The address for Mr. Reynolds, Reynolds Partners and the Reynolds Trust is 10188 Telesis Court Suite 222, San Diego, CA 92121.

AMENDMENTS TO OUR CHARTER

General

Our Board of Directors and stockholders holding at least a majority of our voting power have approved certain amendments to our charter set forth in the Articles of Amendment (collectively, the “Amendments”). The purpose of the Amendments is to:

•	Declassify the Board of Directors so that all directors are elected annually;

•	Remove the provision permitting the Board of Directors to designate “special resolutions;"

•	Modify certain provisions relating to the restrictions on ownership and transfer included in our charter designed to help us preserve our status as a REIT; and

•	Remove the provision by which the Company had elected to be governed by the Maryland Business Combination Act.

The following descriptions of the Amendments are qualified by the text of the Articles of Amendment attached hereto as Exhibit A.

Vote Required

Maryland law provides that the Amendments must be approved by the Board of Directors in a resolution setting forth the Amendments and declaring their advisability and directing that they be submitted for consideration by the stockholders entitled to vote thereon.  When stock is outstanding, Section 2-604 of the Maryland General Corporation Law requires that proposed amendments to a corporation’s charter be approved by the affirmative vote of stockholders entitled to cast two-thirds of all the votes entitled to be cast on the matter unless the corporation’s charter requires a lesser proportion, but not less than a majority, of votes.  The Company’s charter requires only a majority vote.  Section 2-505 of the Maryland General Corporation Law provides that, if authorized by the charter of a corporation, the holders of common stock entitled to vote generally in the election of directors may take action or consent to any action by delivering a consent of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting, provided that the corporation gives notice of the action not later than 10 days after the effective date of the action to each stockholder who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.  The Company’s charter permits such action.  Pacific Office Management, Inc., the holder of our outstanding share of Proportionate Voting Preferred Stock, which represented 46,173,693 votes (or 91.1% of the voting power of the Company) as of the Record Date, has approved the Amendments by written consent on                     , 2010.

Summary of the Amendments

Declassification of Board of Directors.  Our charter currently provides that our Board of Directors be divided into three classes of directors.  Directors of each class are chosen for three-year terms and each year at the annual meeting of stockholders, one class of directors is elected by the stockholders.  The current terms of the Class I, Class II and Class III directors will expire at the annual meetings of stockholders held in 2012, 2013 and 2011, respectively.  A significant effect of a classified board of directors may be to deter hostile takeover attempts because an acquirer would experience delay in replacing a majority of the directors. However, a classified board also makes it more difficult for stockholders to effect changes in the composition of the board of directors due to dissatisfaction with the performance of the directors.

We believe that the classified board structure is not in our best interests because it reduces the accountability of the Board of Directors and, in our view, is an unnecessary takeover defense.  Accordingly, the Articles of Amendment provide for a declassified Board of Directors, resulting in all directors being elected annually.  The Articles of Amendment will not cut short the term of any current director.

“Special Resolutions.”  Our charter currently provides that the Board of Directors may designate any of its resolutions to be “special resolutions.”  Resolutions that are designated as special resolutions may not be modified or revoked by the Board of Directors unless any such modification or revocation is approved by the affirmative vote of at least 80% of the number of directors that would be on the Board of Directors assuming no vacancies.  We believe that this provision could be used, to the detriment of our stockholders, as a takeover defense and to limit the power of insurgent directors if they were to gain a majority position on our Board of Directors.  Accordingly, the Articles of Amendment remove the provision empowering the Board of Directors to designate special resolutions.

Owners Required to Provide Information.  Our charter currently provides that every owner of more than 2%, or such other percentage as required by the Internal Revenue Code of 1986, as amended (the “Code”), or the Treasury Regulations, of our outstanding shares of capital stock must, within 30 days of the end of each taxable year, provide written notice to us stating the number of shares that the person owns and certain other information to assist us in complying with the REIT ownership limits.  We are amending our Articles to specify that this information must be provided by every owner of more than 5%, or such other percentage between 0.5% and 5%, as required by the Code or the Treasury Regulations, in order to more closely align this provision with the applicable provisions of the Code and the Treasury Regulations.

Required Representations for Exceptions to Ownership Limits.  To help preserve our status as a REIT, our charter provides an aggregate stock ownership limit and common stock ownership limit that generally limits a stockholder to owning no more than a specified percentage of our common stock or capital stock, except for certain specified excepted holders.  Our charter permits our Board of Directors to exempt a person from the aggregate stock ownership limit and the common stock ownership limit, or establish or increase an excepted holder limit for a person, if, among other things, the person represents to the board that the person does not own an interest in one of our tenants that would cause us to own more than a 9.9% interest in the tenant, which could affect our qualification as a REIT.  We believe that there are certain circumstances where obtaining such representations would not be necessary to exempt certain persons from the ownership limitations while preserving our qualification as a REIT.  Accordingly, in order to provide our Board of Directors more flexibility in establishing exceptions to our ownership limits, we are amending our Articles to require a person who wishes to be exempted to provide only those representations and undertakings satisfactory to the Board of Directors in its reasonable discretion that demonstrate that the person’s ownership of stock in excess of the ownership limits would not cause us to own an interest in a tenant that would cause us to fail to satisfy any of the gross income requirements of the Code.  We are also amending Section 7.2.1(a) of Article VII to clarify that no person may own stock that would result in us owning an interest in a tenant that would cause us to fail to satisfy any of the gross income requirements of the Code.

Allowance for Uncertificated Shares.  Our charter requires that a legend relating to the restrictions on transferability of our capital stock be placed on certificates for shares of our capital stock, or instead of the legend, the certificates may state that we will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.  Because shares of our capital stock are uncertificated, we are amending our charter to clarify that this legend must be placed on any written statement of information required by Maryland law, if shares are uncertificated, or that the written information statement may state that we will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Dividends on Shares in Excess Shares Trust.  Our charter provides that, with respect to shares held in the excess shares trust as a result of a violation of our charter’s ownership limits, the trustee shall be entitled to all dividends or other distributions paid with respect to the shares held in the trust.  We are amending our charter to clarify that, in the event the trustee sells shares from the excess shares trust to a third party or to us, the trustee will subtract from the sale proceeds payable to the prohibited owner of the shares the amount of any dividends and distributions which have been paid to the owner and which are properly the property of the trustee.  In addition, in the event that a prohibited owner would receive proceeds from the sale of excess shares by the trustee to us that would exceed proceeds from a sale to a third party, the excess will be retained by the trustee.

Maryland Business Combination Act.  Maryland law prohibits a business combination between a corporation and any interested stockholder or any affiliate of an interested stockholder for five years following the most recent date upon which the stockholder became an interested stockholder. A business combination includes a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Generally, an interested stockholder is anyone who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless (i) the transaction has been recommended by the board of directors and (ii) the transaction has been approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares owned by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. This approval requirement need not be met if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. However, our charter currently elects for us to be governed by the Maryland business combination provisions, subject to certain exceptions, including an exception to the extent that the interested stockholder in such business combination is Jay H. Shidler, James Reynolds, Lawrence Taff, Matthew Root or James Ingebritsen or any of their respective present or future associates or affiliates or any other person acting in concert or as a group with them.

We believe that the Maryland business combination provisions could have the effect of prohibiting business combinations that could increase value to our stockholders.  Accordingly, the Articles of Amendment remove the provision by which we elected to be governed by the Maryland Business Combination Act.  In addition, our Board of Directors has adopted a resolution, effective upon the acceptance of the Articles of Amendment for record by the State Department of Assessments and Taxation of Maryland, exempting any business combination with any person from the Maryland Business Combination Act, provided that any such business combination is first approved by a majority of our directors who are not affiliated with such person.  Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any person unless a majority of our directors who are not affiliated with such person fails to first approve such business combinations.

Exhibit A

PACIFIC OFFICE PROPERTIES TRUST, INC.

ARTICLES OF AMENDMENT

Pacific Office Properties Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The charter of the Corporation (the “Charter”) is hereby amended by deleting therefrom Section 5.1 of Article V and inserting in lieu thereof the following Section 5.1 of Article V:

Section 5.1 Number of Directors.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  The number of directors of the Corporation is currently seven (7), which number may be increased or decreased pursuant to the bylaws of the Corporation (the “Bylaws”) but shall never be less than the minimum number required by the Maryland General Corporation Law, as amended from time to time (the “MGCL”), and shall never be less than four (4) or more than (9) members.

The Corporation elects that, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancies in the Board of Directors for any reason, including any directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.

The names of the directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualify are:

Michael W. Brennan
Robert L. Denton
Clay W. Hamlin, III
Paul M. Higbee
Thomas R. Hislop
James R. Ingebritsen
Jay H. Shidler

SECOND:  The Charter is hereby further amended by deleting therefrom Section 5.12 of Article V in its entirety.

THIRD:  The Charter is hereby further amended by deleting therefrom paragraph (a) of Section 7.2.1 of Article VII and inserting in lieu thereof the following paragraph (a) of Section 7.2.1 of Article VII:

(a) Basic Restrictions.

(i) During the period commencing on the Initial Date and prior to the Restriction Termination Date (1) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) During the period commencing on the Initial Date and prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Person’s Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT.

(iii) During the period commencing on the Initial Date and prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Person’s Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code.

(iv) No Person shall Transfer any Beneficial Ownership or Constructive Ownership of shares of Capital Stock if, as a result of the Transfer, the Capital Stock would be beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code).

FOURTH:  The Charter is hereby further amended by deleting therefrom paragraph (a) of Section 7.2.4 of Article VII and inserting in lieu thereof the following paragraph (a) of Section 7.2.4 of Article VII:

(a)           every owner of more than five percent (5%) (or such other percentage, between 1/2 of one percent (1%) and five percent (5%), as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within thirty (30) days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and Constructively Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership and Constructive Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit and the Excepted Holder Limit; and

FIFTH:  The Charter is hereby further amended by deleting therefrom paragraph (a)(ii) of Section 7.2.7 of Article VII and inserting in lieu thereof the following paragraph (a)(ii) of Section 7.2.7 of Article VII:

(ii) such Person provides the Board of Directors with information including, to the extent necessary, representations and undertakings satisfactory to the Board of Directors in its reasonable discretion that demonstrate such Person’s ownership of stock in excess of the Aggregate Stock Ownership Limit or Common Stock Ownership Limit will not violate Section 7.2.1(a)(iii); and

SIXTH:  The Charter is hereby further amended by deleting therefrom Section 7.2.9 of Article VII and inserting in lieu thereof the following Section 7.2.9 of Article VII:

7.2.9 Legend. Each certificate for shares of Capital Stock or any written statement of information in lieu of a certificate, if shares of Capital Stock are uncertificated, shall bear substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE, AMONG OTHERS, OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (I) NO PERSON MAY BENEFICIALLY, CONSTRUCTIVELY OR OF RECORD OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 4.9% (IN ECONOMIC VALUE OR NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY, CONSTRUCTIVELY OR OF RECORD OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 4.9% OF THE ECONOMIC VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OWNS OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES OR, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE.

Instead of the foregoing legend, the certificate or written statement of information in lieu of a certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

SEVENTH:  The Charter is hereby further amended by deleting therefrom Section 7.3.4 of Article VII and inserting in lieu thereof the following Section 7.3.4 of Article VII:

7.3.4 Sale of Shares by Trustee. Within twenty (20) days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. The Trustee shall reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3.  Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

EIGHTH:  The Charter is hereby further amended by deleting therefrom Section 7.3.5 of Article VII and inserting in lieu thereof the following Section 7.3.5 of Article VII:

7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner; provided, however, that the Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3.  To the extent that the Prohibited Owner would receive an amount for such shares that exceeds the amount that such Prohibited Owner would have been entitled to receive had the Trustee sold the shares held in the Trust pursuant to Section 7.3.4, such excess shall be retained by the Trustee.

NINTH:  The Charter is hereby further amended by deleting therefrom Article X and inserting in lieu thereof the following Article X:

ARTICLE X
[RESERVED]

TENTH:  The amendments to the Charter as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

ELEVENTH:  The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law is not changed by the foregoing amendments to the Charter.

TWELFTH:  The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Corporate Secretary on this _____ day of _______________, 2010.

ATTEST:                                                                               PACIFIC OFFICE PROPERTIES TRUST, INC.

By:  ____________________________                                                            By: ____________________________ (SEAL)
        Name:  James R. Wolford                                                                                          Name:  James R. Ingebritsen
        Title:  Corporate Secretary                                                                                        Title:  Chief Executive Officer